                                                                 EXHIBIT 10.43


                         REGIONAL SERVICES AGREEMENT

         THIS REGIONAL COORDINATOR AGREEMENT ("Agreement"), entered into as of the ___ day of May, 1997, is by and between Vision Twenty-One, Inc. (the "Company" or "Vision 21") and Richard L. Lindstrom, M.D. (the "Coordinator").

                                    RECITALS

         WHEREAS, the Company desires to obtain services from Coordinator and Coordinator desires to provide such services to the Company, all upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         Section 1. Services to be Rendered. Coordinator agrees to render advisory services to the Company in connection with identifying potential ophthalmology and optometry practices (the "Practices") in the Midwest Region of the United States (which shall be deemed to include the states of Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Montana, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin) for integration into the Company's integrated eye care management system through acquisitions by the Company of the Practices' non-professional assets, employment arrangements with Practice professionals by affiliated professional associations and business management agreements with affiliated professional associations and assisting the Practices after integration in maximizing productivity.

         Coordinator agrees to provide such of the following on behalf of the Company in the Midwest Region during the term hereof as are appropriate and as the Company may from time to time reasonably request:

         (a) assist and advise the Company in identifying and introducing Practices to the Company;

         (b) furnish the Company with information properly available to Coordinator and disclosable to the Company regarding the Practices including, without limitation, names and backgrounds of their owners and financial data pertaining thereto;

         (c) consult with the Company as to strategy and tactics for integrating the Practices;

         (d) assist the Company, where requested by the Company, in negotiating and consummating acquisitions of the Practices;

         (e) assist and advise the Practices, where requested by the Company, after the Practices are integrated into the Company's system;

         (f) such other services as the Company may reasonably request.

         Section 2. Term. This Agreement shall remain in effect for a period of three years after the date of the closing of an initial public offering of the common stock of the Company (the "IPO Date").

         Section 3. Compensation. During the term of this Agreement, subject to all the terms and conditions of this Agreement and as compensation for all services to be rendered by Coordinator under this Agreement, the Company shall pay to Coordinator $13,333.34 per year payable on the following dates: (i) the first payment shall be due on the first day of the month following the IPO Date;
(ii) the second payment shall be due one year after the IPO Date; and (iii) the final payment shall be due two years after the IPO Date.

         The parties agree that Coordinator is an independent contractor and, as such, shall be responsible for the payment of all federal, state and local withholding, income and unemployment taxes or charges due or assessed against all compensation paid hereunder. Coordinator shall be entitled to reimbursement of reasonable, ordinary and necessary expenses incurred by him in connection with assisting the Company in locating an acquisition target. Said expenses must be pre-approved and/or consistent with established guidelines by the Company.

         Section 4. Confidentiality.

         (a) Coordinator acknowledges that, in the course of providing services hereunder, Coordinator will learn certain confidential information about Vision 21's business. Coordinator agrees that he will keep all such information strictly confidential.

         (b) The parties acknowledge that the provisions of paragraph (a) of this Section 4 shall not apply to any information which (i) had been rightfully in the possession of the recipient prior to its disclosure to the recipient;
(ii) had been in the public domain prior to its disclosure to the recipient;
(iii) has become part of the public domain by publication or by any other means except an unauthorized act or omission on the part of the recipient; (iv) had been supplied to the recipient without restriction by a third party who is under no obligation to maintain such information in confidence; or (v) is required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having jurisdiction in the premises.

         (c) The terms of this Section 4 shall survive the expiration or termination of this Agreement.

         Section 5. Non-Compete. Coordinator acknowledges and recognizes the highly competitive nature of the business of Vision 21 and, accordingly, agrees that in consideration of the premises contained herein, except as set forth on
Schedule 5 hereto, Coordinator will not, during the term of this Agreement and for a period of two (2) years following the date of expiration or termination of this Agreement, directly or indirectly, compete against Vision 21 or render advice or assistance, or have any interest in, or provide any services to any competitor of Vision 21. Coordinator further agrees that during the term of this Agreement and for a period of two (2) years following the termination or expiration of this Agreement, Coordinator will not, directly or indirectly, (i) solicit any employee or consultant of Vision 21 for the purposes of hiring or retaining such employee or consultant, or (ii) contact any present or prospective client of Vision 21 to solicit such person or entity to enter into a management contract with any organization other than Vision 21. This Section 5 shall survive the termination or expiration of this Agreement.

         Section 6. Termination Of Agreement. This Agreement may be terminated by the Company for any of the following reasons:

         (a) for "Cause" (as hereinafter defined) provided that the Company shall give Coordinator a written notice of termination indicating the specific termination provision in this Agreement relied upon; provided, however, no such purported termination shall be effective without such notice of termination. A termination for "Cause" by the Company shall mean a termination of this Agreement for any of the following reasons:

         (i) Coordinator's failure to promptly and adequately perform the services and duties assigned by Company, if the failure unreasonably continues after being notified by the Company of the specific act(s) constituting such failure and being given a period of thirty (30) days after notification by the Company to correct such failure;

         (ii) Coordinator's breach of any provision of this Agreement which remains uncured for a period of thirty (30) days after notification by the Company of the specific nature of the breach;

         (iii) Coordinator's material breach of any fiduciary duty to Employer, if the breach unreasonably continues for a period of thirty (30) days after notification by the Company of the specific nature of the breach;

         (iv)     any act of insubordination, fraud, embezzlement or dishonesty;

         (v)      conduct reflecting moral turpitude;

         (vi) conduct diminishing the goodwill or reputation of the Company or conduct disloyal to the Company; or

         (vii)    conviction of any felony.

         In the event of termination of this Agreement by the Company for "Cause," the Company shall not be obligated to pay Coordinator any compensation after the date of the delivery of the notice of termination, which date shall be for all purposes of this Agreement, the date of termination of this Agreement.

         (b) upon termination of any other service or employment agreement between Coordinator and the Company or between Coordinator and a professional association or professional corporation to which the Company provides management services, this Agreement shall immediately terminate, and the Company shall not be obligated to pay any compensation to Coordinator subsequent to the date of such termination;

         (c) upon Coordinator's death, this Agreement shall immediately terminate, and the Company shall not be obligated to pay any compensation to Coordinator subsequent to the date of his death; or

         (d) upon Coordinator's disability if the disability renders Coordinator unable to perform the services hereunder on a full-time basis for a period of more than ninety (90) days in any consecutive six (6) month period, the Company may terminate this Agreement by furnishing Coordinator notice of such termination and the Company shall not be obligated to pay any compensation to Coordinator subsequent to the date of such notice, which date shall be for all purposes of this Agreement, the date of termination of this Agreement.

         Section 7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT IS WAIVED.

         Section 8. Arbitration. Any dispute or disagreement arising between the parties hereto in connection with this Agreement, which is not settled to the mutual satisfaction of the parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be submitted to arbitration in Tampa, Florida to a member of the American Arbitration Association ("AAA") to be mutually appointed by the parties (or, in the event the parties cannot agree on a single such member, to a panel of three members selected in accordance with the rules of the AAA). The dispute or disagreement shall be settled in accordance with the Commercial Arbitration Rules of the AAA and the decision of the arbitrator(s) shall be final and binding upon the parties and judgment may be obtained thereon in a court of competent jurisdiction. The prevailing party shall be entitled to recover from the other party the fees and expenses of the arbitrator(s) as well as reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

         Section 9. Entire Agreement. This Agreement reflects the entire agreement between the parties hereto with respect to the subject matter hereof and no provision hereof may be modified or waived unless such modification or waiver is in writing and is signed by both of the parties hereto.

         It is understood that this Agreement does not supersede any separate employment or services agreement between Coordinator and the Company. The services required to be performed under this Agreement are incremental to and in addition to any other services Coordinator may be required to perform under any other agreement between Coordinator and the Company. There will be no reduction in compensation under this Agreement if there is an overlap in services provided under any such separate agreement.

         Section 10. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with an established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party in writing to the other (provided that all notices to the Company shall be directed to the attention of the Company with a copy to the Secretary of the Company). All notices and communication shall be deemed to have been received on the date of delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

         Section 11. Severability. The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Company and Coordinator consider the restrictions contained in this Agreement reasonable for the purpose of preserving for the Company the good will, other proprietary rights and intangible business value of the Company, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Agreement is an unreasonable or otherwise unenforceable restriction against Coordinator, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

         Section 12. Amendments. No amendments or variations of the terms and conditions of this Agreement shall be valid unless the same are in writing and signed by all of the parties hereto.

         Section 13. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of Vision 21, its successors and assigns. This Agreement shall not be assignable by Coordinator.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       VISION TWENTY-ONE, INC.


                                       By:/s/ Theodore N. Gillette
                                          -------------------------------------
                                          Theodore N. Gillette
                                          President and Chief Executive Officer


                                       COORDINATOR


                                       By:/s/ Richard L. Lindstrom
                                          ------------------------------------
                                          Richard L. Lindstrom, M.D.